As filed with the Securities and Exchange Commission on April 5, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Wejo Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	98-1611674
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Canon’s Court
22 Victoria Street
Hamilton HM12 Bermuda
Telephone: +44 8002 343065
(Address, including Zip Code, and telephone number, including area code, of registrant’s principal executive office)

Wejo Group Limited 2021 Equity Incentive Plan
Wejo Group Limited 2021 Employee Share Purchase Plan
(Full Title of the Plan)

VCorp Services LLC
108 W. 13th Street, Suite 100
Wilmington, DE 19801
(888) 528-2677

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Jonathan R. Zimmerman Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402-3901 (612) 766-7000	Mina Bhama Wejo Group Limited ABC Building 21-23 Quay St Manchester M3 4AE United Kingdom +44 8002 343065

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) relates to the registration of common shares, par value $0.001 per share (the “Common Shares”), of Wejo Group Limited (the “Company”) to be offered under the 2021 Equity Incentive Plan (the “2021 Plan”) and the 2021 Employee Share Purchase Plan (the “ESPP Plan,” together, with the 2021 Plan, the “Plans”). This Registration Statement on Form S-8 is being filed pursuant to the provisions of the Plans providing for automatic increases in the maximum number of Common Shares available for grant by 3% and 1% of the total number of Common Shares outstanding as of end of the preceding fiscal year for the 2021 Plan and ESPP Plan, respectively.

The Company has already filed a registration statement on Form S-8 (File No. 333-264383) relating to the Plans (the “Earlier Registration Statement”). Except as modified or superseded herein, the contents of the Earlier Registration Statement are incorporated herein by reference. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed by the Registrant to register the issuance of an additional 3,283,847 Common Shares and 1,094,616 Common Shares of the Registrant, that may be awarded under the 2021 Plan and ESPP Plan, respectively.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following documents are filed or incorporated by reference as part of this Registration Statement

Exhibit Number	Description of Exhibit
4.1	Certificate of Incorporation of Wejo Group Limited (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on December 17, 2021).
4.2	Memorandum of Association of Wejo Group Limited (incorporated by reference from Exhibit 3.2 to the Company's Registration Statement on Form S-3 filed on December 21, 2022).
4.3	Wejo Group Limited 2021 Equity Incentive Plan (incorporated by reference from Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on November 24, 2021).
4.4	Wejo Group Limited 2021 Employee Share Purchase Plan (incorporated by reference from Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on November 24, 2021).
5.1*	Opinion of Appleby (Bermuda) Limited
23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm
23.3*	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.1)
24.1*	Powers of Attorney (included as part of the signature page hereto)
107*	Filing Fee Table
__________
*Filed herewith.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Rutherford, New Jersey, on April 5, 2023.

WEJO GROUP LIMITED

By:	/s/ John T. Maxwell
John T. Maxwell
Chief Financial Officer and Director

POWER OF ATTORNEY

Each of the undersigned directors and officers of Wejo Group Limited hereby constitutes and appoints each of John T. Maxwell, Richard Barlow, Mina Bhama, and Ross Barr, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement related to this registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated on April 5, 2023.

Signature	Title	Date

/s/ Richard Barlow	Chief Executive Officer and Director	April 5, 2023
Richard Barlow	(principal executive officer)

/s/ John T. Maxwell	Chief Financial Officer and Director	April 5, 2023
John T. Maxwell	(principal financial and accounting officer)

/s/ Timothy Lee	Director	April 5, 2023
Timothy Lee

/s/ Samuel Hendel	Director	April 5, 2023
Samuel Hendel

/s/ Lawrence Burns	Director	April 5, 2023
Lawrence D. Burns

/s/ Ann M. Schwister	Director	April 5, 2023
Ann M. Schwister